NEWS RELEASE

FORWARD AIR CORPORATION REPORTS SECOND QUARTER 2025 RESULTS
Consolidated Revenue and Operating Income Improved Sequentially

Expedited Freight Segment Reports Highest Reported EBITDA Margin in Six Quarters

GREENEVILLE, Tenn. – (BUSINESS WIRE) – August 11, 2025 – Forward Air Corporation (NASDAQ:FWRD) (the “Company”, “we”, “our”, or “us”) today reported financial results for the three months ended June 30, 2025, as presented in the tables below.

“We posted yet another solid quarter; even in this challenging environment, our team continues to deliver,” said Shawn Stewart, Chief Executive Officer. “Operationally, we remained focused on the customer and executed well in our linehaul and terminal operations. By tightly managing costs and improving most of our operating KPIs, we have improved margins in our Expedited Freight segment. Sequentially, on a consolidated basis second quarter income from operations increased by $15 million to $20 million and Consolidated EBITDA increased by $5 million to $74 million compared to the first quarter of the year. Our team has done an exceptional job managing through a very challenging freight recession, and given our expense management discipline and operational improvements, I believe that we are equally well positioned to improve both EBITDA and cash flow from operations once the freight environment normalizes. It takes a lot of discipline, but we are not focused on the next three months or even the next three quarters, but the next three plus years.

“At the Expedited Freight segment, we are seeing the benefits from maintaining rigorous cost controls and addressing pricing actions to more closely align with the quality of service we provide. Following corrective pricing actions completed in February of this year, the second quarter revenue per hundredweight, excluding fuel surcharge, increased sequentially for the second consecutive quarter. The improvements contributed to the highest reported EBITDA margin at the Expedited Freight segment since the fourth quarter of 2023. The Expedited Freight segment encompasses one of the largest expedited LTL networks in North America and is a recognized industry leader in time-critical, high-value freight. We believe our commitment to service excellence is key to sustainable growth and long-term profitability,” concluded Stewart.

Jamie Pierson, Chief Financial Officer added, “We reported consolidated revenue of $619 million in the second quarter 2025 compared to $644 million in the second quarter of 2024. Sequentially, consolidated revenue increased by $6 million compared to $613 million in the first quarter of this year. Income from operations improved to $20 million in the second quarter compared to a loss from operations of $3 million, excluding an impairment of goodwill, a year ago. On a sequential basis, that same $20 million income from operations improved by $15 million compared to $5 million reported in the first quarter 2025.

“For the second quarter, Consolidated EBITDA ("Consolidated EBITDA"), a non-GAAP measure calculated pursuant to our Senior Secured Term Loan Credit Agreement (the "Credit Agreement"), was $74 million. Correspondingly, the last twelve months Consolidated EBITDA as of June 30, 2025, was $298 million.

“Liquidity at the end of the second quarter was $368 million compared to $393 million at the end of the first quarter 2025. The $25 million decrease during the quarter includes the $34 million semi-annual interest on the Senior Secured Notes paid every April and October. Year-to-date through June 30, cash provided by operating activities is $14 million which is a $111 million improvement compared to the $97 million used by operations in the first half of 2024,” concluded Pierson.

	Three Months Ended
(in thousands, except per share data)	June 30, 2025	June 30, 2024	Change	Percent Change
Operating revenue	$618,844	$643,666	$(24,822)	(3.9)%
Income (loss) from continuing operations	$19,522	$(1,095,755)	$1,115,277	101.8%
Operating margin	3.2%	(170.2)%	NM
Net loss from continuing operations	$(20,364)	$(966,471)	$946,107	97.9%
Net loss from continuing operations per diluted share	$(0.41)	$(23.29)	$22.88	98.2%
Cash used in by operating activities	$(13,217)	$(45,200)	$31,983	70.8%

Non-GAAP Financial Measures: [1]
Consolidated EBITDA	$73,813	$88,997	$(15,184)	(17.1)%
Free cash flow	$(17,157)	$(59,069)	$41,912	71.0%

[1] Reconciliation of these non-GAAP financial measures are provided below the financial tables.
Review of Financial Results

Forward will hold a conference call to discuss second quarter 2025 results on Monday, August 11, 2025 at 4:30 p.m. ET. The Company’s conference call will be available online on the Investor Relations portion of the Company’s website at ir.forwardaircorp.com, or by dialing (800) 267-6316, Access Code: FWRDQ225.

A replay of the conference call will be available on the Investor Relations portion of the Company’s website at www.forwardaircorp.com, which we use as a primary mechanism to communicate with our investors. Investors are urged to monitor the Investor Relations portion of the Company’s website to easily find or navigate to current and pertinent information about us.

About Forward Air Corporation

Forward is a leading asset-light provider of transportation services across the United States, Canada and Mexico. We provide expedited less-than-truckload services, including local pick-up and delivery, shipment consolidation/deconsolidation, warehousing, and customs brokerage by utilizing a comprehensive national network of terminals. In addition, we offer truckload brokerage services, including dedicated fleet services, and intermodal, first- and last-mile, high-value drayage services, both to and from seaports and railheads, dedicated contract and Container Freight Station warehouse and handling services. Forward also operates a full portfolio of multimodal solutions, both domestically and internationally, via Omni Logistics. Omni Logistics is a global provider of air, ocean and ground services for mission-critical freight. We are more than a transportation company. Forward is a single resource for your shipping needs. For more information, visit our website at www.forwardaircorp.com.

Forward Air Corporation
Condensed Consolidated Statements of Comprehensive (Loss) Income
(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Operating revenues:
Expedited Freight	$257,696	$291,282	$507,077	$564,577
Omni Logistics	328,316	311,856	651,786	536,694
Intermodal	59,146	59,299	121,638	115,591
Corporate	(142)	—	—	—
Eliminations	(26,172)	(18,771)	(48,376)	(31,383)
Operating revenues	618,844	643,666	1,232,125	1,185,479
Operating expenses:
Purchased transportation	303,300	321,587	607,562	598,602
Salaries, wages and employee benefits	145,490	144,000	287,405	272,867
Operating leases	49,505	46,258	98,298	85,061
Depreciation and amortization	36,806	48,639	74,166	80,425
Insurance and claims	15,536	14,698	30,542	27,579
Fuel expense	5,278	5,859	10,927	11,105
Other operating expenses	43,407	65,666	98,940	178,613
Impairment of goodwill	—	1,092,714	—	1,092,714
Total operating expenses	599,322	1,739,421	1,207,840	2,346,966
Income (loss) from continuing operations:
Expedited Freight	19,495	21,946	35,129	41,444
Omni Logistics	7,186	(1,105,871)	10,561	(1,134,456)
Intermodal	4,415	5,317	9,957	8,903
Other Operations	(11,574)	(17,147)	(31,362)	(77,378)
Income (loss) from continuing operations	19,522	(1,095,755)	24,285	(1,161,487)
Other expense:
Interest expense, net	(45,326)	(47,265)	(90,873)	(88,018)
Foreign exchange (loss) gain	(4,653)	1,567	(5,575)	899
Other (expense) income, net	(6,656)	40	(6,552)	49
Total other expense	(56,635)	(45,658)	(103,000)	(87,070)
Net loss from continuing operations before income taxes	(37,113)	(1,141,413)	(78,715)	(1,248,557)
Income tax (benefit) expense	(16,749)	(174,942)	2,840	(193,292)
Net loss from continuing operations	(20,364)	(966,471)	(81,555)	(1,055,265)
Loss from discontinued operations, net of tax	—	(4,876)	—	(4,876)
Net loss	(20,364)	(971,347)	$(81,555)	$(1,060,141)
Net loss attributable to noncontrolling interest	(7,781)	(325,914)	(18,335)	(352,996)
Net loss attributable to Forward Air	$(12,583)	$(645,433)	$(63,220)	$(707,145)
Basic and diluted loss per share attributable to Forward Air:
Continuing operations	$(0.41)	$(23.29)	$(2.09)	$(27.53)
Discontinued operations	—	(0.18)	—	(0.18)
Net loss per basic and diluted share	$(0.41)	$(23.47)	$(2.09)	$(27.71)
Net loss	$(20,364)	$(971,347)	$(81,555)	$(1,060,141)
Other comprehensive loss:
Foreign currency translation adjustments	4,561	(849)	4,826	(1,000)
Comprehensive loss	$(15,803)	$(972,196)	$(76,729)	$(1,061,141)
Comprehensive loss attributable to noncontrolling interest	$(7,781)	$(325,914)	$(18,335)	$(352,996)
Comprehensive loss attributable to Forward Air	$(8,022)	$(646,282)	$(58,394)	$(708,145)

Expedited Freight Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2025	Percent of Revenue	June 30, 2024	Percent of Revenue	Change	Percent Change
Operating revenues:
Network [1]	$193,829	75.2%	$223,334	76.7%	$(29,505)	(13.2)%
Truckload	42,636	16.5	44,678	15.3	(2,042)	(4.6)
Other	21,231	8.3	23,270	8.0	(2,039)	(8.8)
Total operating revenues	257,696	100.0	291,282	100.0	(33,586)	(11.5)

Operating expenses:
Purchased transportation	124,448	48.3	142,512	48.9	(18,064)	(12.7)
Salaries, wages and employee benefits	53,938	20.9	63,845	21.9	(9,907)	(15.5)
Operating leases	17,355	6.7	14,730	5.1	2,625	17.8
Depreciation and amortization	10,357	4.0	10,692	3.7	(335)	(3.1)
Insurance and claims	10,693	4.1	10,969	3.8	(276)	(2.5)
Fuel expense	2,518	1.0	2,434	0.8	84	3.5
Other operating expenses	18,892	7.4	24,154	8.3	(5,262)	(21.8)
Total operating expenses	238,201	92.4	269,336	92.5	(31,135)	(11.6)
Income from operations	$19,495	7.6%	$21,946	7.5%	$(2,451)	(11.2)%

[1] Network revenue is comprised of all revenue, including linehaul, pickup and/or delivery, and fuel surcharge revenue, excluding accessorial and Truckload revenue.

Expedited Freight Operating Statistics

	Three Months Ended
	June 30, 2025	June 30, 2024	Percent Change

Business days	64	64	—%

Tonnage [1,2]
Total pounds	623,394	713,919	(12.7)
Pounds per day	9,741	11,155	(12.7)

Shipments [1,2]
Total shipments	739	870	(15.1)
Shipments per day	11.5	13.6	(15.4)

Weight per shipment	843	821	2.7

Revenue per hundredweight [3]	$31.09	$31.29	(0.6)
Revenue per hundredweight, ex fuel [3]	$24.82	$24.38	1.8

Revenue per shipment [3]	$261.82	$256.80	2.0
Revenue per shipment, ex fuel [3]	$209.24	$200.05	4.6

1 In thousands
[2] Excludes accessorial and Truckload and products
[3] Includes intercompany revenue between the Network and Truckload revenue streams

Omni Logistics Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2025	Percent of Revenue	June 30, 2024	Percent of Revenue	Change	Percent Change
Operating revenue	$328,316	100.0%	311,856	100.0%	16,460	5.3%

Operating expenses:
Purchased transportation	185,040	56.4	178,674	57.3	6,366	3.6
Salaries, wages and employee benefits	61,584	18.8	57,536	18.4	4,048	7.0
Operating leases	25,686	7.8	26,751	8.6	(1,065)	(4.0)
Depreciation and amortization	22,419	6.8	33,235	10.7	(10,816)	(32.5)
Insurance and claims	1,248	0.4	2,845	0.9	(1,597)	(56.1)
Fuel expense	888	0.3	1,182	0.4	(294)	(24.9)
Other operating expenses	24,265	7.4	24,790	7.9	(525)	(2.1)
Impairment of goodwill	—	—	1,092,714	350.4	(1,092,714)	(100.0)
Total operating expenses	321,130	97.8	1,417,727	454.6	(1,096,597)	(77.3)
Income (loss) from operations	7,186	2.2%	(1,105,871)	(354.6)%	1,113,057	100.6%

Intermodal Segment Information
(In thousands)
(Unaudited)

	Three Months Ended
	June 30, 2025	Percent of Revenue	June 30, 2024	Percent of Revenue	Change	Percent Change
Operating revenue	$59,146	100.0%	$59,299	100.0%	$(153)	(0.3)%

Operating expenses:
Purchased transportation	20,049	33.9	19,173	32.3	876	4.6
Salaries, wages and employee benefits	15,385	26.0	14,899	25.1	486	3.3
Operating leases	5,336	9.0	4,776	8.1	560	11.7
Depreciation and amortization	4,502	7.6	4,712	7.9	(210)	(4.5)
Insurance and claims	3,147	5.3	2,619	4.4	528	20.2
Fuel expense	1,857	3.1	2,243	3.8	(386)	(17.2)
Other operating expenses	4,455	7.6	5,560	9.4	(1,105)	(19.9)
Total operating expenses	54,731	92.5	53,982	91.0	749	1.4
Income from operations	$4,415	7.5%	$5,317	9.0%	$(902)	(17.0)%

Intermodal Operating Statistics

	Three Months Ended
	June 30, 2025	June 30, 2024	Percent Change
Drayage shipments	62,313	64,877	(4.0)%
Drayage revenue per shipment	$862	$826	4.4%

Forward Air Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)
	June 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$95,128	$104,903
Restricted cash and restricted cash equivalents	179	363
Accounts receivable, net	335,716	322,291
Prepaid expenses	33,182	29,053
Other current assets	10,402	15,890
Total current assets	474,607	472,500

Property and equipment, net of accumulated depreciation and amortization of $305,267 in 2025 and $292,855 in 2024	321,329	326,188
Operating lease right-of-use assets	419,531	410,084
Goodwill	522,712	522,712
Other acquired intangibles, net of accumulated amortization of $259,154 in 2025 and $212,905 in 2024	952,967	999,216
Other long term assets	70,089	71,941
Total assets	$2,761,235	$2,802,641

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$115,123	$105,692
Accrued expenses	115,605	119,836
Other current liabilities	48,072	45,148
Current portion of debt and finance lease obligations	16,877	16,930
Current portion of operating lease liabilities	101,008	96,440
Total current liabilities	396,685	384,046

Finance lease obligations, less current portion	29,191	30,858
Long-term debt, less current portion	1,681,468	1,675,930
Liabilities under tax receivable agreement	20,158	13,295
Operating lease liabilities, less current portion	334,318	325,640
Other long-term liabilities	49,725	48,835
Deferred income taxes	33,449	38,169

Shareholders' equity:
Preferred stock	—	—
Common stock	306	298
Additional paid-in capital	551,845	542,392
Accumulated deficit	(402,451)	(338,230)
Accumulated other comprehensive (loss) income	2,094	(2,732)
Total Forward Air shareholders' equity	151,794	201,728
Noncontrolling interest	64,447	84,140
Total shareholders' equity	216,241	285,868
Total liabilities and shareholders' equity	$2,761,235	$2,802,641

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Three Months Ended
	June 30, 2025	June 30, 2024
Operating activities:
Net loss from continuing operations	$(20,364)	$(966,471)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	36,806	48,639
Impairment of goodwill	—	1,092,714
Share-based compensation expense	4,711	3,620
Provision for revenue adjustments	990	1,121
Deferred income tax benefit	(1,933)	(166,549)
Other	10,673	2,300
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	4,200	(21,770)
Other receivables	743	164
Other current and noncurrent assets	8,952	(49,528)
Accounts payable and accrued expenses	(57,995)	10,560
Net cash provided by (used in) operating activities of continuing operations	(13,217)	(45,200)

Investing activities:
Proceeds from sale of property and equipment	804	557
Purchases of property and equipment	(4,744)	(14,426)
Other	55	(85)
Net cash used in investing activities of continuing operations	(3,885)	(13,954)

Financing activities:
Repayments of finance lease obligations	(4,945)	(4,567)
Proceeds from credit facility	60,000	—
Payments on credit facility	(60,000)	—
Proceeds from common stock issued under employee stock purchase plan	434	369
Payment of minimum tax withholdings on share-based awards	(107)	(33)
Net cash used in financing activities of continuing operations	(4,618)	(4,231)
Effect of exchange rate changes on cash	353	646
Net decrease in cash and cash equivalents and restricted cash and restricted cash equivalents from continuing operations	(21,367)	(62,739)

Cash from discontinued operations:
Net cash used in operating activities of discontinued operations	—	(4,876)
Net decrease in cash and cash equivalents, and restricted cash and restricted cash equivalents	(21,367)	(67,615)
Cash and cash equivalents, and restricted cash and restricted cash equivalents at beginning of period	116,674	172,270
Cash and cash equivalents, and restricted cash and restricted cash equivalents at end of period	$95,307	$104,655

Forward Air Corporation
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended
	June 30, 2025	June 30, 2024
Operating activities:
Net loss from continuing operations	$(81,555)	$(1,055,265)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	74,166	80,425
Impairment of goodwill	—	1,092,714
Share-based compensation expense	7,669	5,187
Provision for revenue adjustments	1,637	2,159
Deferred income tax benefit	(4,725)	(163,604)
Other	14,472	6,469
Changes in operating assets and liabilities, net of effects from the purchase of acquired businesses:
Accounts receivable	(16,945)	(42,265)
Other receivables	309	5,531
Other current and noncurrent assets	9,719	(56,637)
Accounts payable and accrued expenses	9,651	28,362
Net cash provided by (used in) operating activities of continuing operations	14,398	(96,924)

Investing activities:
Proceeds from sale of property and equipment	1,495	1,406
Purchases of property and equipment	(16,650)	(19,396)
Purchase of a business, net of cash acquired	—	(1,565,242)
Other	31	(174)
Net cash used in investing activities of continuing operations	(15,124)	(1,583,406)

Financing activities:
Repayments of finance lease obligations	(9,376)	(9,127)
Proceeds from credit facility	85,000	—
Payments on credit facility	(85,000)	(80,000)
Payment of debt issuance costs	—	(60,591)
Payment of earn-out liability	—	(12,247)
Proceeds from common stock issued under employee stock purchase plan	434	369
Payment of minimum tax withholdings on share-based awards	(1,001)	(1,361)
Net cash used in financing activities of continuing operations	(9,943)	(162,957)
Effect of exchange rate changes on cash	710	745
Net decrease in cash and cash equivalents, and restricted cash and restricted cash equivalents from continuing operations	(9,959)	(1,842,542)

Cash from discontinued operation:
Net cash used in operating activities of discontinued operation	—	(4,876)
Net decrease in cash and cash equivalents, and restricted cash and restricted cash equivalents	(9,959)	(1,847,418)
Cash and cash equivalents and restricted cash and restricted cash equivalents at beginning of period	105,266	1,952,073
Cash and cash equivalents, and restricted cash and restricted cash equivalents at end of period	$95,307	$104,655

Forward Air Corporation Reconciliation of Non-GAAP Financial Measures

In this press release, the Company includes financial measures that are derived on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (GAAP). The Company believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance, including an understanding of items that are non-operational. Management uses these non-GAAP financial measures in making financial, operating, compensation and planning decisions as well as evaluating the Company’s performance.

For the three and six months ended June 30, 2025 and 2024, this press release contains the following non-GAAP financial measures: earnings before interest, taxes, depreciation and amortization (“EBITDA”), and free cash flow.

All non-GAAP financial measures are presented on a continuing operations basis.

The Company believes that EBITDA improves comparability from period to period by removing the impact of its capital structure (interest and financing expenses), asset base (depreciation and amortization) and tax impacts. The Company believes that free cash flow is an important measure of its ability to repay maturing debt or fund other uses of capital that it believes will enhance shareholder value.

The Company is also providing Consolidated EBITDA calculated in accordance with our credit agreement as we believe it provides investors with important information regarding our financial condition and compliance with our obligations under our credit agreement.

Non-GAAP financial measures should be viewed in addition to, and not as an alternative to or substitute for, the Company’s financial results prepared in accordance with GAAP. The Company has included, for the periods indicated, a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors and other readers are encouraged to review the related U.S. GAAP financial measures and the reconciliations of the non-GAAP measures to their most directly comparable U.S. GAAP measures set forth below.

With respect to the 2025 Consolidated EBITDA guidance, please note that the Company is not providing a quantitative reconciliation of Consolidated EBITDA to Net Income because it is not available without unreasonable efforts. The Company does not currently have sufficient data to accurately estimate the variables and individual adjustments for such reconciliation, or to quantify the probable significance of these items. The adjustments required for any such reconciliation of the Company’s forward-looking non-GAAP financial measures cannot be accurately forecast by the Company, and therefore the reconciliation has been omitted.

The following is a reconciliation of net income to Consolidated EBITDA for the three and six months ended June 30, 2025 and 2024 (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net loss from continuing operations	$(20,364)	$(966,471)	$(81,555)	$(1,055,265)
Interest expense	45,326	47,265	90,873	88,018
Income tax (benefit) expense	(16,749)	(174,942)	2,840	(193,292)
Depreciation and amortization	36,806	48,639	74,166	80,425
Reported EBITDA	45,019	(1,045,509)	86,324	(1,080,114)
Impairment of goodwill	—	1,092,714	—	1,092,714
Transaction and integration costs	5,987	10,018	19,913	71,942
Severance costs	830	4,029	2,404	11,585
Change in the TRA Liability	6,864	—	6,864	—
Optimization project costs	691	—	1,722	—
Pro forma synergies	—	5,747	—	16,254
Pro forma savings	—	10,328	—	21,775
Other	14,422	11,670	25,545	18,201
Consolidated EBITDA	$73,813	$88,997	$142,772	$152,357

The following is a reconciliation of net cash provided by operating activities to free cash flow for the three and six months ended June 30, 2025 and 2024 (in thousands):

	Three Months Ended		Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024
Net cash provided by operating activities	$(13,217)	$(45,200)	$14,398	$(96,924)
Proceeds from sale of property and equipment	804	557	1,495	1,406
Purchases of property and equipment	(4,744)	(14,426)	(16,650)	(19,396)
Free cash flow	$(17,157)	$(59,069)	$(757)	$(114,914)

Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward-looking statements included in this press release relate to expectations regarding the Company’s long-term growth; ability to achieve and accelerate synergy capture and eliminate costs from our structure; expectations regarding the Company’s expedited freight business; ability to achieve the intended benefits of the acquisition of Omni Logistics, including any revenue and cost synergies; the Company’s expectations regarding the Company’s financial performance, including Consolidated EBITDA, and the impact it may have on the business and results of operations; the Company’s beliefs regarding the key drivers of sustainable growth and long-term profitability and expectations regarding the Company's revenue growth strategies, including with respect to operational efficiency and cost control.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not unduly rely on any of these forward-looking statements. The following is a list of factors, among others, that could cause actual results to differ materially from those contemplated by the forward-looking statements: economic factors such as tariffs, recessions, inflation, higher interest rates and downturns in customer business cycles, the Company's ability to achieve the expected strategic, financial and other benefits of the acquisition of Omni Logistics, including the realization of expected synergies and the achievement of deleveraging targets within the expected timeframes or at all, the risk that the businesses will not be integrated successfully or that integration may be more difficult, time-consuming or costly than expected, the risk that operating costs, customer loss, management and employee retention and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) as a result of the acquisition of Omni Logistics may be greater than expected, continued weakening of the freight environment, future debt and financing levels, our ability to deleverage, including, without limitation, through capital allocation or divestitures of non-core businesses, our ability to secure terminal facilities in desirable locations at reasonable rates, more limited liquidity than expected which limits our ability to make key investments, the creditworthiness of our customers and their ability to pay for services rendered, our inability to maintain our historical growth rate because of a decreased volume of freight or decreased average revenue per pound of freight moving through our network, the availability and compensation of qualified Leased Capacity Providers and freight handlers as well as contracted, third-party carriers needed to serve our customers’ transportation needs, our inability to manage our information systems and inability of our information systems to handle an increased volume of freight moving through our network, the occurrence of cybersecurity risks and events, market acceptance of our service offerings, claims for property damage, personal injuries or workers’ compensation, enforcement of and changes in governmental regulations, environmental, tax, insurance and accounting matters, the handling of hazardous materials, changes in fuel prices, loss of a major customer, increasing competition, and pricing pressure, our dependence on our senior management team and the potential effects of changes in employee status, seasonal trends, the occurrence of certain weather events, restrictions in our charter and bylaws and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2024, and as may be identified in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

We caution readers that any forward-looking statement made by us in this press release is based only on information currently available to us and they should not place undue reliance on these forward-looking statements, which reflect management's opinion as of the date on which it is made. We undertake no obligation to publicly update any forward- looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise unless required by law.

Contact:

Investors:
Tony Carreño
investorrelations@forwardair.com

Media:
Justin Moss
(404) 362-8933
jmoss@forwardair.com